UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

  April 9, 2015

Dear InfuSystem Holdings, Inc. Stockholder:

You are cordially invited to attend the 2015 Annual Meeting (the “Annual Meeting”) of the Stockholders of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, May 13, 2015, commencing at 9:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071. At the Annual Meeting, we will ask our stockholders:

1) to elect six individuals to the Company’s Board of Directors to serve until the Company’s 2016 Annual Meeting (and until their successors are duly elected and qualified);

2) to approve, by advisory vote, the compensation of our named executive officers;

3) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4) to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

I am looking forward to meeting with as many of our stockholders as possible. At the Annual Meeting, there will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Whether or not you are able to attend the Annual Meeting, please take the time to vote your shares. As further detailed in these materials, you may vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

Eric Steen

Chief Executive Officer InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

Notice of Annual Meeting of Stockholders

To Be Held on Wednesday, May 13, 2015

            April 9, 2015

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2015 Annual Meeting of the Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”) will be held on Wednesday, May 13, 2015, commencing at 9:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071, for the following purposes:

1) to elect six individuals to the Company’s Board of Directors to serve until the Company’s 2016 Annual Meeting (and until their successors are duly elected and qualified);

2) to approve, by advisory vote, the compensation of our named executive officers;

3) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4) to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record at the close of business on March 31, 2015, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

This proxy statement and the accompanying materials are being first sent or given to stockholders on or about the date set forth above.

BY ORDER OF THE BOARD OF DIRECTORS:

Sean W. Schembri
Corporate Secretary
InfuSystem Holdings, Inc.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY RETURNING THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2015: THE PROXY STATEMENT AND 2014 ANNUAL REPORT ARE AVAILABLE AT http://infusystem.com.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Wednesday, May 13, 2015, and at any adjournment thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying materials are being first sent or given to stockholders of the Company on or about April 9, 2015.

The close of business on March 31, 2015 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to notice of and to vote at the Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Meeting. On the Record Date, there were 22,308,761 shares of Common Stock outstanding and entitled to vote.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this Proxy Statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in person at the Meeting or you can vote by proxy using the Internet at www.investorvote.com/INFU, or by telephone at 1-800-652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 12, 2015. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

At any time before the polls for the Annual Meeting are closed, if you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote, (b) mailing a later-dated, properly executed and delivered proxy, or (c) mailing a written revocation to our Corporate Secretary.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. If you do not provide instructions to the broker, bank or nominee, that firm will only be able to vote your shares with respect to “routine” matters. Please note that pursuant to revised broker voting regulations, the only routine matter for the Meeting and the only matter for which brokers, banks and nominees will have the discretion to vote, is Proposal 3 (Ratification of Independent Registered Public Accounting Firm). Your broker, bank or nominee must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), and Proposal 2 (Advisory Vote on Executive Compensation), and without proper instructions from you, the broker, bank or nominee will not have the power to vote on, and will be considered a “broker non-vote” for, such proposal. We recommend that you contact your broker, bank or nominee to assure that your shares are properly voted. If you hold shares of the Company’s

Common Stock in a brokerage account, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

Each of the six nominees for election to the Board of Directors (Proposal 1) will be elected by a majority of the votes cast for that director. You may vote in favor or withhold your vote with respect to each individual nominee. If an incumbent director is not elected due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present, in person, and entitled to vote and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election. Abstentions, broker non-votes and failures to vote will have no effect on the outcome of the election of directors.

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 2), will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal 3) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting in person or represented by proxy and entitled to vote. Abstentions will be treated as votes “against” the proposal.

UNLESS SPECIFIED OTHERWISE, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE MEETING OR ANY ADJOURNMENT THEREOF:

(I)	FOR THE ELECTION OF THE SIX INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2016 ANNUAL MEETING (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

(II)	FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND

(III)	FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE MEETING.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

COMPUTERSHARE

211 QUALITY CIRCLE, SUITE 210

COLLEGE STATION, TX 77845

Stockholders Call Toll-Free at: (800) 851-9677

For stockholders holding shares through brokers or banks, please contact your broker or bank for assistance.

PROPOSAL 1 —

ELECTION OF DIRECTORS

The six nominees for election to the Board of Directors, if elected, will serve until the 2016 Annual Meeting and until their successors are duly elected and qualified.

Information Regarding Nominees to the Board of Directors

The table set forth below lists the names and ages of each of the nominees of the Board of Directors and the position and office that each nominee currently holds with the Company.

Name	Age	Position
David Dreyer	58	Director
Gregg Lehman	67	Director
Ryan Morris	31	Director, Chairman of the Board
Eric Steen	58	Director, President and Chief Executive Officer
Joseph Whitters	57	Director
Wayne Yetter	69	Director

Board of Directors—Experience and Qualifications

The Nominating and Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of Director nominees, as well as the composition of the Board of Directors as a whole. This assessment includes consideration of Directors’ independence, diversity, character, judgment and business experience. The Nominating and Governance Committee believes that the six Director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board of Directors and each committee of the Board of Directors to continue to provide sound judgment and leadership and to function effectively as a group. In addition, the biographical information for each Director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that such person should serve as a Director of the Company.

David Dreyer (Director). David Dreyer has been a member of the Company’s Board of Directors since April 2008. Mr. Dreyer has served as Chief Financial Officer of Biolase, Inc., (NASDAQ: BIOL) a global medical device company since March 2015. He served as Chief Financial Officer, Chief Operating Officer and Secretary of Patient Safety Technologies (OTCBB: PSTX) from October 2010 to December 2014, including leading its sale to Stryker, Inc. (NYSE: SYK) for $120 million in March 2014. Previously, Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS) from September 2004 to August 2009, and Treasurer from 2006 to August 2009. During Mr. Dreyer’s tenure, AMN grew to become the leader in healthcare staffing for physicians, travel nurses, and allied travel, doubling its revenue to $1.2 billion in 4 years. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (formerly NASDAQ: SCRI), a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Mr. Dreyer led the sale of Sicor, Inc. to Teva Pharmaceutical, Ltd. for $3.4 billion in January 2004. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. Mr. Dreyer, a Certified Public Accountant in California, also serves on the Board of Directors of Diplomat Pharmacy Inc. (NYSE: DPLO) and chairs its Audit and Compensation Committees.

Mr. Dreyer brings to the Company and the Board of Directors almost 30 years of accounting, financial, compliance and operating experience and expertise in the pharmaceutical, healthcare staffing, medical device, diagnostic and hospital administration industries.

Gregg Lehman (Director). Gregg Lehman is a nationally recognized leader in population health management and brings more than 28 years’ experience in the health care industry to the Company. Mr. Lehman has served as Chief Executive Officer of EB Employee Solutions, LLC since May 2014. Mr. Lehman was previously President and Chief Executive Officer of MGC Diagnostics Corporation, a leading cardio-respiratory diagnostic company from July 2011 until May 2014. Mr. Lehman served as President and Chief Executive Officer of Health Fitness Corporation, a population health management company based in Minneapolis, MN, from 2007 through 2010. Mr. Lehman has held numerous senior-level executive and governance positions in the medical and education industries including President and Chief Executive Officer of INSPIRIS, Inc., a Nashville-based specialty care medical management company. Mr, Lehman also was President and Chief Executive Officer of Gordian Health Solutions, Inc., a health management company, and President and Chief Executive Officer of the National Business Coalition on Health (NBGH) in Washington, D.C., and as President of Taylor University in Indiana. Mr. Lehman currently serves on the Executive Committee of the Washington DC based Care Continuum Alliance and has worked with the Health Care Purchasing Institute through Academy Health, the eHealth Initiative, the National Quality Forum, the National Patient Safety Foundation, and other purchasing/quality organizations that promote value-based purchasing and market-based reform. Mr. Lehman has a Doctorate and a Master of Science degree in higher education administration, with a minor in finance and economics from Purdue University and a Bachelor of Science in business management and marketing from Indiana University.

Mr. Lehman brings almost 40 years of experience in senior management positions with healthcare corporations and the management expertise and leadership abilities developed during his service in senior executive roles.

Ryan Morris (Director; Chairman of the Board). Ryan Morris has been a member of the Company’s Board of Director’s since April 24, 2012. Mr. Morris is the Managing Member of Meson Capital Partners LLC (“Meson LLC”), a San Francisco-based investment manager, which he founded in February 2009. Mr. Morris has served as Executive Chairman and was elected Chairman of the Board of Directors of the Company in May 2014. Mr. Morris currently serves on the Board of Directors of Sevcon, Inc. (NYSE MKT: SEV) since December 2013 and previously served on the Board of Directors of Lucas Energy (NYSE MKT: LEI) from October 2012 to October 2014 and served as Chairman of the Board from December 2012 to November 2013. From June 2011 through July 2012, Mr. Morris served as a member of the Equity Committee responsible for maximizing value to the stockholders of HearUSA, Inc. (subsequently HUSA Liquidating Corporation), an NYSE Amex-listed company in Chapter 11 bankruptcy, which has since liquidated its assets and ceased operations. Prior to founding Meson LLC, in July 2008, he co-founded VideoNote LLC, a small and profitable educational software company with customers including Cornell University and The World Bank, and he continues to serve as its Chief Executive Officer. Mr. Morris has a Bachelor’s of Science and Masters of Engineering degree in Operations Research & Information Engineering from Cornell University, and holds the Chartered Financial Analyst designation.

Mr. Morris brings extensive investment experience as both a founder of an operating company and an investment partnership, and as an active investor in smaller reporting companies.

Eric Steen (Director; Chief Executive Officer and President). Eric Steen has been a member of the Company’s Board of Directors since April 1, 2013. Mr. Steen has served as Chief Executive Officer and President of the Company since April 1, 2013. Prior to his service as Chief Executive Officer and President of the Company, Mr. Steen served as the principal of Eric K. Steen & Associates, a consulting business providing services to medical device and pharmaceutical companies, from February 2012 to March 2013. Prior to forming Eric K. Steen & Associates, Mr. Steen was President of Central Admixture Pharmacy Services, where he turned a start-up company into a successful $150 million pharmacy services organization with 25 locations. Mr. Steen was employed at Central Admixture Pharmacy Services from 1992 to 2012, and served as President starting in 1997. Mr. Steen concurrently served as the Chief Marketing Officer of B. Braun Medical Inc., a $1.5 billion organization offering infusion therapy and pain management products and services. Mr. Steen was employed at

B. Braun Medical Inc. from 1997 to 2012. Mr. Steen began his career in sales and operations management at American Hospital Supply Corp., where he was employed from 1978 to 1983, and at Baxter Healthcare (NYSE: BAX), where he was employed from 1983 to 1992. Mr. Steen earned a Master of Business Administration degree from Arizona State University and a Bachelor of Science Degree in Business Administration from San Diego State University.

Mr. Steen has considerable leadership experience in sales, marketing, business development, operations and finance, including in the medical device and pharmaceutical industries.

Joseph Whitters (Director). Joseph Whitters has been a member of the Company’s Board of Directors since April 24, 2012. Mr. Whitters has been an Advisor to Frazier Health Care, a venture capital and private equity firm since 2005. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp. (formerly NASDAQ: FHCC), a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health in 1986, he served as Controller for United HealthCare Corp. In January 2013, he joined the board of directors of PRGX Global, Inc., a business service enterprise, where he also serves on the Compensation Committee and Audit Committee. Previously, he served on the boards of directors and the audit committees of various public companies including Omnicell (NASDAQ: OMCL), Mentor Corporation (formerly NYSE: MNT), Solexa (formerly NASDAQ: SLXA), and Luminent Mortgage (formerly NYSE: LUM). Mr. Whitters has also been an advisor or board member with several private companies. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelor’s of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

Mr. Whitters brings almost 20 years of experience in senior financial management positions with healthcare corporations, extensive public company board experience, and the financial expertise and leadership abilities developed during his service in a senior finance role at a large, national health benefits company.

Wayne Yetter (Director). Wayne Yetter has served a member of the Company’s Board of Directors since September 2005 and as the Chairman of the Board for the duration of the Company’s Special Committee in 2013. He served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp., from September 2005 to August 2008. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became President of the Asia Pacific region before starting the new company, Astra Merck, in 1991 as President and Chief Executive Officer. Under his leadership, Astra Merck’s product, Prilosec, grew to be the #1 pharmaceutical product in the United States at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and Chief Executive Officer of the United States pharmaceutical business. In 1999, he joined IMS (formerly NYSE: RX) and later led its spinout company, Synavant (formerly NASDAQ: SNVT), where he was Chairman and Chief Executive Officer for three years before Synavant merged with Dendrite International in 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc. (formerly NASDAQ: TKTX), which was acquired by Shire Pharmaceuticals, and Chairman of the Board for Noven Pharmaceuticals, Inc. (formerly NASDAQ: NOVN). In addition, Mr. Yetter also has served as the Lead Independent Director of Matria Healthcare (formerly NASDAQ: MATR) and as Chairman of the Board of NuPathe, Inc. (formerly NASDAQ: PATH) which was acquired by Teva in February of 2014. Mr. Yetter currently serves on the Board of Directors of Special Diversified Opportunities Inc. (SDOI), formerly Strategic Diagnostics Inc. (NASDAQ: SDIX).

Mr. Yetter’s experience serving on several public company boards of directors and as an officer of other companies in the healthcare industry is deemed particularly valuable to the Company.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews the Company’s enterprise risk management and receives regular updates on risk exposures via the Audit Committee and senior management.

While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE MKT. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that David Dreyer, Gregg Lehman, Joseph Whitters and Wayne Yetter (collectively, the “Independent Directors”) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE MKT’s director independence standards and Audit Committee independence standards, as currently in effect, and the additional Audit Committee independence standards in Rule 10A-3 of the Exchange Act.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT DAVID DREYER, GREGG LEHMAN, RYAN MORRIS, ERIC STEEN, JOSEPH WHITTERS AND WAYNE YETTER AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2016 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of five meetings and took action by unanimous written consent on three occasions during the fiscal year ended December 31, 2014. Each director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers.

The Board has no policy regarding director attendance at annual meetings of stockholders. One member of the Board attended the 2014 Annual Meeting.

The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of Independent Directors and reports to the Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a Special Committee comprised wholly of Independent Directors.

The Board of Directors has determined that, in lieu of appointing a lead Independent Director, Messrs. Dreyer, Whitters, Yetter and Lehman will coordinate the activities of the lead Independent Director position. The

Board of Directors’ leadership structure has varied over time depending on the demands of the business and the circumstances affecting the Company. The Board of Directors has utilized, and intends to continue to utilize, flexibility to establish the most appropriate leadership structure at any given time.

Audit Committee

The Audit Committee is composed entirely of Independent Directors. The following individuals are the current members of the Audit Committee: Joseph Whitters, David Dreyer and Gregg Lehman, and Mr. Whitters serves as Chairman of the Audit Committee. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and adequacy of the Company’s accounting and control systems. The Audit Committee held four meetings during the fiscal year ended December 31, 2014 and took action by unanimous written consent on two occasions.

The Board of Directors has determined that each of Mr. Dreyer and Mr. Whitters qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) is composed entirely of Independent Directors. The following individuals are current members of the Nominating Committee: David Dreyer, Joseph Whitters and Wayne Yetter. Mr. Dreyer serves as Chairman of the Nominating Committee. The Nominating Committee held four meetings during the fiscal year ended December 31, 2014. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board of Directors by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2016 Annual Meeting.” All proposals for nomination received by the Corporate Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement. Members of the Nominating Committee had several meetings and conversations with each of the director nominees.

Compensation Committee

The Compensation Committee is composed entirely of Independent Directors. The following individuals are current members of the Compensation Committee: Gregg Lehman, David Dreyer, Wayne Yetter, and Mr.Lehman serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. (i) Equity Plan, and (ii) Employee Stock Purchase Plan. The Compensation Committee held five meetings during the fiscal year ended December 31, 2014. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the addressee.

Code of Conduct and Business Ethics

The Company also has a Code of Business Conduct and Ethics Policy applicable to the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and other financial professionals. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Ethics, and any such amendments or waivers will be posted promptly at http://www.infusystem.com. To date, no such amendments have been made or waivers granted.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ( $ )	Option Awards ( $ )	Total ( $ )
David Dreyer (1)	$71,667	19,563	$91,230
Gregg Lehman (1)	$46,667	39,125	$85,792
Ryan Morris (1)	$100,000	46,950	$146,950
Joseph Whitters (1)	$69,445	19,563	$89,008
Wayne Yetter (1)	$64,445	19,563	$84,008

Total	$352,224	$144,764	$496,988

(1)	As part of their 2014 compensation package, each Independent Director, with the exception of Mr. Lehman who received options to purchase 50,000 shares of the Company’s Common Stock, received options to purchase 25,000 shares of the Company’s Common Stock and the Chairman received options to purchase 60,000 shares of the Company’s Common Stock. Further, the options were granted on the date of the annual meeting of stockholders on May 8, 2014, and such options would be granted pursuant to the InfuSystem Holdings, Inc. Equity Plan with an exercise price equal to 110% of the trailing average closing price of the Company’s Common Stock for the five trading days prior to and including the date of grant. Such options vest monthly over a period of one year and immediately upon a change in control. In accordance with the SEC’s proxy disclosure rules, included in the “Option Awards” columns are the aggregate grant date fair values of stock option awards made during the fiscal year computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when directors have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 9 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. As of December 31, 2014, Mr. Dreyer, Mr. Whitters and Mr. Yetter each had 50,000 aggregate outstanding stock options. Mr. Dreyer exercised 100,000 options on April 5, 2014, and 87,503 shares of Common Stock were withheld by the Company in satisfaction of the exercise price and income tax withholdings. His remaining 50,000 options expire equally on August 29, 2015 and May 8, 2017, respectively. Mr. Whitters exercised 100,000 options on March 28, 2014, and 81,997 shares of Common Stock were withheld by the Company in satisfaction of the exercise price. Mr. Whitters was responsible for all tax withholdings. His remaining 50,000 options expire equally on August 29, 2015 and May 8, 2017, respectively. Mr. Yetter exercised 50,000 options on April 18, 2014, and 44,622 shares of Common Stock were withheld by the Company in satisfaction of the exercise price and income tax withholdings. His remaining 50,000 options expire equally on August 29, 2015 and May 8, 2017, respectively. As of December 31, 2014, Mr. Morris had 60,000 aggregate outstanding stock options. Mr. Morris exercised 100,000 options on February 28, 2014, 150,000 options on March 14, 2014 and 60,000 options on October 15, 2014, and an aggregate of 257,932 shares of Common Stock were withheld by the Company in satisfaction of the exercise price and income tax withholdings. His remaining 60,000 options expire on May 8, 2017. As of December 31, 2014, Mr. Lehman had 50,000 aggregate outstanding stock options. His remaining 50,000 options expire on May 8, 2017.

Current Independent Director Compensation

The following is a description of the cash compensation for the Company’s Directors. Each of the Directors will receive the following annual cash compensation arrangements:

•	$50,000 for each non-executive Independent Director on the Board;

•	$100,000 for the Chairman;

•	$15,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;

•	$10,000 for the Chair of the Compensation Committee and $6,667 for each Compensation Committee member; and

•	$5,000 for the Chair of the Nominating and Governance Committee and $3,334 for each Nominating and Governance Committee member.

Board and Committee compensation are paid quarterly, on calendar quarters.

The following is a description of the stock compensation for the Company’s Directors. Each of the Directors will receive the following annual stock compensation arrangements:

•	Options for 25,000 shares of the Company’s Common Stock for each Independent Director;

•	Options for 60,000 shares of the Company’s Common Stock for the Chairman.

Any such grant of options to Directors would be contingent upon sufficient share capacity under the Company’s Equity Plan. Further, such options would be granted on the date of the Company’s Annual Meeting of Stockholders, with an exercise price equal to 110% of the trailing average closing price of the Company’s Common Stock for the five trading days prior to and including the date of grant. Such options would vest monthly over a period of one year and immediately upon a change in control.

PROPOSAL 2 —

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A to the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote FOR approval of the advisory resolution in this Proposal 2 because it believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, aligning executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the fiscal year 2014 and current compensation of our named executive officers.

The vote on this Proposal 2 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2015. The Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of BDO USA, LLP are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers.

Eric K. Steen (1)	58	President and Chief Executive Officer, Director
Jonathan P. Foster	51	Executive Vice President and Chief Financial Officer
Michael McReynolds	46	Executive Vice President and Chief Information Officer
Janet Skonieczny	56	Executive Vice President, Chief Operating Officer, Compliance Officer and Privacy Officer
Sean W. Schembri	41	Executive Vice President, General Counsel and Corporate Secretary

(1)	See “Directors” for biographical information regarding Mr. Steen.

Jonathan P. Foster

Jonathan P. Foster has served as the Company’s Chief Financial Officer since March 2012 and Executive Vice President since November 2014. Mr. Foster has held a variety of executive and senior financial positions with public and private companies. From 2011 to 2012, Mr. Foster served as Interim Director of Finance & Accounting for LSG Sky Chefs USA, Inc., in Dallas, Texas, a subsidiary of LSG Lufthansa Service Holding AG, headquartered in Germany. From 2000 to 2011, Mr. Foster served as majority owner and President of United Credit, Inc. and as founder and Chief Executive Officer of two other companies focused on the consumer finance and collateral protection insurance markets, Advance Today, LLC, and Furobos Reinsurance Ltd. Mr. Foster was the Chief Financial Officer and Executive Vice President of Drypers Corporation, a global consumer products company with operations in North and South America, Asia, and Europe, from 1996 to 2000. From 1991 to 1996, Mr. Foster served as Chief Financial Officer of Dickson Weatherproof Nail Company, a private company based in Houston and Chicago, and in controller and treasurer positions with divisions of Schlumberger Ltd. Mr. Foster began his accounting career in 1985 with the Enterprise Group of Deloitte & Touche LLP in Charlotte, North Carolina, and later became a manager in their Middle Market Group in Atlanta, Georgia. Mr. Foster is a Certified Public Accountant in South Carolina and is a member of the AIPCA, from which he received a Chartered Global Management Accountant designation. Mr. Foster earned his B.S. in Accounting from Clemson University. Mr. Foster has served on the Board of Directors for the Easley Baptist Hospital Foundation from 2006 to 2012 and has also served in public office as a member of the Board of Financial Institutions, which is responsible for regulating state chartered banks and other state chartered financial institutions, for the State of South Carolina from 2006 to 2012.

Janet Skonieczny

Janet Skonieczny became the Company’s Chief Operating Officer in January 2013 and Executive Vice President in November 2014. Prior to 2013, she served as the Company’s Vice President of Operations, Compliance Officer and Privacy Officer since November 2007 and as Vice President of Operations of InfuSystem, Inc., the Company’s wholly-owned subsidiary, since 1998. Further, she served as the Company’s Corporate Secretary from 1997 to May 2012. During her tenure, she has facilitated the development and implementation of third party billing programs, assisted in the integration of those programs with inventory and tracking systems and led the development and implementation of the Company’s Compliance and Privacy Programs. From 1988 until 1994 she was Office Manager, and from 1990 until 1998 Operations Manager for Venture Medical, a predecessor company to InfuSystem, Inc., which commenced business operations in 1988. At Venture Medical, she played key managerial roles in several business, including Nova Healthcare Industries, a manufacturer and designer of speculum sheath protectors used in gynecologic procedures, Medical Reimbursement Solutions, a third-party billing company that formatted and transmitted billing claims on behalf of infusion centers, physicians and hospitals and Aventric Medical, Inc., a Midwest distributor of high-tech equipment such as pacemakers, cardiac imaging devices and drug delivery systems. Ms. Skonieczny has an Associates in Science (AS) degree from Ferris State University and also is certified as a Cardiovascular Technologist (CCVT).

Michael McReynolds

Michael McReynolds has served as the Company’s Chief Information Officer since April 2013 and Executive Vice President since November 2014. Prior to this appointment, Mr. McReynolds served as President of OxiArmor, LLC, a nationwide provider of solutions-based antimicrobial service that offers new technology within Infection Control to healthcare, commercial and residential markets from 2012 to 2013. Prior to that Mr. McReynolds served as Chief Information Officer of RecoverCare, LLC, a nationwide provider of Bariatric Support Surfaces, Therapeutic Support Surfaces, Wound Care and Safe Patient handling Equipment, from 2006 to 2011, where he facilitated the development of a web based Wound Tracking Software and integrated multiple large clients with EDI ordering and billing. Mr. McReynolds earned his B.S. in Business Administration from Emporia State University.

Sean W. Schembri

Sean W. Schembri has served as the Company’s General Counsel and Corporate Secretary since August 2014 and Executive Vice President since November 2014. From January 2010 until joining the Company in August 2014, Mr. Schembri was the Managing Counsel and Chief Compliance Officer of Euronet Worldwide, Inc. (NASDAQ: EEFT). From 2008 until joining Euronet, Mr. Schembri served as Senior Director and Assistant General Counsel of Noven Pharmaceuticals, Inc. (formerly NASDAQ: NOVN) through its acquisition and privatization by Hisamitsu Pharmaceutical Co., Inc. Mr. Schembri also served as Senior Counsel to Euronet from 2006 through 2008 and was Senior Counsel to General Electric’s former reinsurance business from 2005 through 2006. Prior to moving in-house with GE in 2005, Mr. Schembri practiced with international law firms, including the firms now known as Squire Patton Boggs, Dentons and K&L Gates. Mr. Schembri earned a B.A. in History from the College of William & Mary, J.D. and M.B.A. degrees from the University of Missouri, while completing each degree at Tulane University, and an LL.M. in International Commercial and Corporate Law from the University of London/London School of Economics.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a “smaller reporting company,” the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Summary Compensation Table

The following table sets forth the compensation of the named executive officers of the Company for the fiscal years ended December 31, 2014 and 2013. Only compensation for years in which the named executive officer served in such capacity is presented.

Name and Principal Position	Year	Salary ( $ )		Bonus ( $ )		Option Awards ( $ ) (1)		Non-Equity Incentive Plan Compensation ( $ ) (2)		All Other Compensation ( $ ) (3)		Total ( $ )
Eric Steen President and Chief Executive Officer (4)	2014 2013	$ $	300,000 291,231	$ $	207,000 147,656	$ $	51,772 508,084	$ $	— —	$ $	96,987 23,860	$ $	655,759 970,831

Jonathan Foster EVP and Chief Financial Officer (5)	2014 2013	$ $	259,467 494,462	$ $	108,738 20,000	$ $	122,185 —	$ $	— 38,015	$ $	16,452 2,353	$ $	506,842 554,830

Janet Skonieczny EVP and Chief Operating Officer, Compliance Officer, Privacy Officer	2014 2013	$ $	255,769 248,842	$ $	107,305 110,938	$ $	— 76,202	$ $	— —	$ $	27,510 16,152	$ $	390,584 452,134

(1)	For Mr. Steen, 2014 amount includes 60,000 stock options granted on March 6, 2014 that have an exercise price of $3.00 per share. The options vest in equal monthly installments over a three-year period, expire after five (5) years and are otherwise exercisable in accordance with the Company’s 2007 Stock Incentive Plan. For Mr. Steen, 2013 amount includes 700,000 inducement stock options granted outside of the Company’s 2007 Stock Incentive Plan, of which 300,000 options have an exercise price of $1.75 and 400,000 options have an exercise price of $2.75 (all options granted to Mr. Steen in 2013 pursuant to the Inducement Stock Option Agreement, the “Inducement Options”). The Inducement Options were granted on April 1, 2013 and will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining Inducement Options vesting pro rata monthly in the thirty-six months thereafter. The Inducement Options will expire on the tenth anniversary of their grant date. For Mr. Foster, 2014 amount includes 100,000 stock options granted on July 2, 2014 and have an exercise price of $2.67 per share. The option vests in equal monthly installments over a three-year period, expire after five (5) years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan. For Ms. Skonieczny, 2013 amount includes 110,000 stock options granted on January 2, 2013 and have an exercise price of $1.51 per share. The option vests in equal annual installments over a three-year period, expire after three (3) years and is otherwise exercisable in accordance with the Company’s 2007 Stock Incentive Plan. In accordance with the SEC’s proxy disclosure rules, included in the “Option Awards” column are the aggregate grant date fair values of stock option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 9 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)	See the description of the Incentive Compensation Plan under “Agreement with Jonathan P. Foster”, beginning on page 19 of this Proxy Statement.
(3)	The Company matches all of an employee’s 401(k) contribution up to a maximum of 5% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2014 consists of the following: (i) for Mr. Steen, $1,290 for life insurance benefits, $85,073 for relocation assistance, $1,000 for health savings account and $9,624 for 401(k) match; (ii) for Mr. Foster, $580 for life insurance benefits and $5,885 for 401(k) match; and (iii) for Ms. Skonieczny, $6,461 for an automobile allowance, $1,068 in life insurance benefits and $10,125 for 401(k) match. All Other Compensation for 2013 consists of the following: (i) for Mr. Steen, $860 for life insurance benefits, $20,000 for relocation assistance and $3,000 for 401(k) match; (ii) for Mr. Foster, $771 for life insurance benefits and $1,582 for 401(k) match; and (iii) for Ms. Skonieczny, $10,500 for an automobile allowance, $552 in life insurance benefits and $5,100 for 401(k) match.
(4)	Mr. Steen was appointed Chief Executive Officer, effective April 1, 2013. Mr. Steen’s salary for 2013 includes $219,231 earned pursuant to his Employment Agreement and $72,000 paid pursuant to this Consulting Agreement, as described beginning on page 18 of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2014:

	Option Awards:				Stock Awards:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Eric K. Steen	15,000	45,000	$3.00	03/06/19	—	$—
	131,250	168,750	$1.75	04/01/23	—	$—
	175,000	225,000	$2.75	04/01/23	—	$—
Jonathan P. Foster	—	100,000	$2.67	07/02/19	—	$—
Janet Skonieczny	—	110,000	$1.51	01/02/16	6,649	$20,944

(1)	Represents unvested restricted shares of common Stock multiplied by $3.15, the closing price of the Company’s Common Stock on December 31, 2014, as quoted by the NYSE MKT.

Agreement with Eric K. Steen

Pursuant to an Employment Agreement (the “Steen Employment Agreement”) effective as of April 1, 2013, Eric Steen was named Chief Executive Officer and is entitled to receive (i) a base salary of $300,000 for the agreement’s initial term of twelve (12) months (the “Initial Term”) and (ii) an annual performance bonus of up to 75% of his base salary, or $225,000 in the initial term, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. Steen is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. After the Initial Term, the Steen Employment Agreement will renew automatically for additional twelve (12) month terms, unless earlier terminated. Mr. Steen, pursuant to his employment agreement is also eligible for additional option grants as determined by the Compensation Committee. On March 6, 2014, the Compensation Committee of the Board of Directors approved and authorized the Company to reimburse Mr. Steen up to an additional $75,000 for relocation expenses, representing a total reimbursement right of up to $95,000. Additionally, on March 6, 2014, the Compensation Committee approved Mr. Steen’s 2013 annual performance bonus pursuant to the Steen Employment Agreement in the amount of $147,656.25. The Compensation Committee also authorized a grant to

Mr. Steen of the option to purchase 60,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share. The options vest in equal monthly installments over a three-year period, expire after five (5) years and are otherwise exercisable in accordance with the Company’s 2007 Stock Incentive Plan. Mr. Steen is subject to a two-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, the latter of which may be extended by one year if the Company pays his annual base salary as of the date of his termination of service. The Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. Steen’s employment and thereafter. The Employment Agreement does not contain provisions related to a change in control. In the event of Mr. Steen’s death or permanent disability, his employment will immediately terminate. Mr. Steen would be entitled to (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability, (ii) any accrued but unpaid incentive compensation earned in the previous year (“Bonus Amount”) as of the date of his death or permanent disability, (iii) the accrued but unpaid paid time off (“PTO”) earned through the date of his death or permanent disability, and (iv) the limited death, disability, and/or income continuation benefits. The Company must provide Mr. Steen with six months advance notice of an involuntary termination of Mr. Steen’s employment other than for cause. In the event Mr. Steen is involuntarily terminated by the Company without cause (as defined in his Employment Agreement), Mr. Steen will be entitled to receive (i) the unpaid base salary earned for services rendered through the date of such termination, (ii) any accrued and unpaid Bonus Amount, (iii) the accrued but unpaid PTO, (iv) unreimbursed amounts to which he is entitled to reimbursement under the Steen Employment Agreement, and (v) a severance payment, in an aggregate amount equal to six months of Mr. Steen’s then-current base salary.

Mr. Steen further received, pursuant to the terms of an Inducement Stock Option Agreement by and between the Company and Mr. Steen, dated as of April 1, 2013, 700,000 inducement stock options outside the Company’s 2007 Stock Incentive Plan, of which 300,000 options have an exercise price of $1.75 and 400,000 options have an exercise price of $2.75 (all options granted to Mr. Steen pursuant to the Inducement Stock Option Agreement, the “Inducement Options”). The Inducement Options were granted on April 1, 2013 and will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining Inducement Options vesting pro rata monthly in the thirty-six months thereafter. The Inducement Options will expire on the tenth anniversary of their grant date. Additionally, in the event of Mr. Steen’s involuntary termination by the Company without cause, the vesting of the Inducement Options that would have otherwise vested in the twelve months following the date of termination will accelerate and become exercisable for a period of three (3) months. If Mr. Steen dies while the Inducement Options are outstanding, then personal representative or beneficiary under his will or in accordance with the laws of inheritance will have the right to exercise vested Inducement Options until the expiration date of the Inducement Options or for twelve (12)-months, whichever is earlier. If Mr. Steen becomes permanently disabled, he will have until the expiration date of the Inducement Options or a period of twelve (12) months to exercise vested Inducement Options, whichever is earlier. If Mr. Steen terminates his employment with the Company voluntarily, unvested Inducement Options will immediately terminate and cease to be exercisable and Mr. Steen will have until the expiration date of the Inducement Options or a period of three (3) months to exercise vested Inducement Options, whichever is earlier. If Mr. Steen is terminated for cause, he will be entitled to receive any (i) unpaid base salary earned for services rendered through the date of his termination, (ii) accrued but unpaid Bonus Amount as of the date of his termination, (iii) accrued but unpaid PTO earned through the date of his termination, and (iv) unreimbursed relocation expenses. If Mr. Steen is terminated for cause, the Inducement Options will terminate immediately, whether or not then exercisable. The vesting of the Inducement Options may be also accelerated by the Compensation Committee, in its sole discretion.

Agreement with Jonathan P. Foster

Pursuant to an amended Consulting Agreement (“First Amendment”) between the Company and Mr. Foster dated August 14, 2012, Mr. Foster continued to serve as Chief Financial Officer as an employee of the Company through March 16, 2013; and pursuant to an amendment (“Second Amendment”) dated February 9, 2013, Mr. Foster continued to serve through June 30, 2013 (the “Term”). Under this agreement, (i) Mr. Foster’s fee continued to be paid $25,000 on the 15th day and the last day of each month during the Term; (ii) the Term was automatically renewable for successive one month periods until the Company provides at least sixty days advance notice of termination; (iii) Mr. Foster received a bonus of $20,000 on March 16, 2013; (iv) in the event of a “change in control,” as defined in the agreement, within 15 days after the occurrence of the change in control, Mr. Foster would be paid $125,000 plus the sum of all fees that would have been paid by the Company from the date of the change in control until June 30, 2013, up to a maximum of five (5) months; and (iv) the Company reimbursed Mr. Foster for legal expenses incurred in connection with negotiating the amended Consulting Agreement. The Consulting Agreement and all amendments terminated on August 31, 2013.

Pursuant to an Employment Agreement between the Company and Mr. Foster, signed on July 1, 2013, and effective September 1, 2013, Mr. Foster continued to serve as Chief Financial Officer. The material terms of Mr. Foster’s Employment Agreement are as follows: Mr. Foster will receive an annual base salary of $257,000 initially, subject to increase in the discretion of the Company, in addition to employment benefits generally available to other Company employees and reimbursement for business-related and continuing professional education expenses.

Mr. Foster will participate in an Incentive Compensation Plan (the “Incentive Plan”), pursuant to which (a) he will have the opportunity to earn an annual cash bonus equal to 50% of his then-current base salary with a target of based on the Company’s satisfaction of EBITDA and revenue performance goals determined by the Compensation Committee and Mr. Foster’s achievement of individual performance objectives relating to his position and established by the Company’s Chief Executive Officer. Assuming his achievement of threshold individual objectives, Mr. Foster’s actual cash bonus under this annual bonus plan will depend on the Company’s achievement in relation to the established corporate targets, ranging from 25% of his then-current base salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets.

Also under the Incentive Plan, Mr. Foster will have the opportunity to earn a long term incentive, a cash bonus at the end of three years, and then each year thereafter (based on corporate performance over the three previous years), an annual cash bonus of a target of 50% of his then-current base salary based on satisfaction of three year Company operating performance goals established by the Compensation Committee. Mr. Foster’s actual cash bonus under this long term incentive plan will depend on the Company’s achievement of the three-year operating goals, ranging from 12.5% of his then-current salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets.

The Incentive Plan applies for calendar year periods. Payouts under the Incentive Plan are pro-rated for the period of service within the Incentive Plan year. For 2013, Mr. Foster’s eligible payouts under the Incentive Plan are pro-rated based on an effective participation date of September 1, 2013. While Mr. Foster is a participant in the Incentive Plan, unless otherwise agreed by the Board (as in the case of the retention bonus described below), he will not be eligible to participate in other bonus, incentive or commission plans offered by the Company. Mr. Foster must be employed with the Company in good standing as of the end of the plan year in order to receive an annual or long term incentive payment. The Board may amend the terms of the Incentive Plan in its sole discretion, including terminating the Incentive Plan without prior notice. Any action by Mr. Foster relating to the Incentive Plan must be brought within 180 days of the event giving rise to the claims.

Mr. Foster is subject to a one-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, the latter of which may be extended by one year if the Company pays his annual base salary as of the date of his termination of service. The Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification obligations applicable to the duration of Mr. Foster’s employment and thereafter. The Employment Agreement does not contain provisions related to a change in control.

The Compensation Committee also authorized a grant to Mr. Foster of 100,000 options at an exercise price of $2.67 per share. The options vest in equal monthly installments over a three-year period, expire after five (5) years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

In the event of a termination of Mr. Foster’s employment for any reason, Mr. Foster will receive all accrued and unpaid compensation through his date of termination and any Incentive Plan award earned, but not yet paid in respect of the immediately preceding calendar year. In the event Mr. Foster’s employment is terminated for any reason other than by the Company for cause (as defined in the Employment Agreement) the upon execution of a general release, Mr. Foster will be entitled to the continuation of his salary and health insurance benefits for a period of nine months.

Agreement with Janet Skonieczny

Pursuant to an amended and restated Employment Agreement with Ms. Skonieczny dated January 2, 2013, Ms. Skonieczny was named Chief Operating Officer and is entitled to receive (i) an annual salary of $250,000, an annual cash bonus award of up to $125,000, with the opportunity to increase the annual bonus up to $250,000 at the Company’s discretion; (ii) options for 110,000 shares of the Company’s Common Stock, of which one-third of such options shall vest on each of the next three anniversaries of the grant date, provided she remains employed on such dates and such options will immediately vest in the event she is terminated within six (6) months of a change in control and; (iii) customary employee benefits available to all full-time employees of the Company. Upon termination of Ms. Skonieczny’s employment by the Company without cause, Ms. Skonieczny shall be entitled to all accrued and unpaid salary, any bonus earned in the previous year, pro-rata vesting of outstanding options and restricted stock, a pro-rata bonus for the then current year, assuming full achievement of performance targets, and one year of base salary paid over one year. In the event Ms. Skonieczny’s employment is terminated other than by the Company without cause (as defined in her Employment Agreement), Ms. Skonieczny will be entitled to receive all accrued and unpaid salary, benefits and other compensation, including any bonus earned in the previous year. She will also be subject to a two-year non-competition provision and customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification obligations for the duration of her employment and thereafter. In addition, on June 15, 2012, the Company issued Ms. Skonieczny 26,596 restricted shares of stock with a grant date stock price of $1.93. These shares vested 25% on the date of grant and the remaining shares vested or will vest on each of the three (3) anniversaries of the grant date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,381,003	(1)	$2.31	1,285,000	(2)
Equity compensation plans not approved by security holders (3)	800,000		$2.25	—

Total	2,181,003	(4)	$2.29	1,285,000

(1)	This amount includes 256,003 shares of Common Stock issuable upon the vesting of certain time restricted stock awards (the “Restricted Stock Awards”) and 1,125,000 shares of Common Stock issuable upon the exercise of stock option awards. For a discussion of the assumptions used in computing this valuation, see Note 9 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(2)	Includes 2,000,000 shares of Common Stock issuable pursuant to the InfuSystem Holdings, Inc. Equity Plan authorized as part of 2014 Annual Shareholder Meeting less 715,000 shares that were made available to certain employees, directors and others. All of the securities remaining available for future issuance under the InfuSystem Holdings, Inc. Equity Plan could be issued other than upon the exercise of options or rights.
(3)	The Company has, since December 31, 2012, made additional option grants outside of the Plan. As described in the Company’s Current Report on Form 8-K filed on March 14, 2013, the Company issued inducement stock options to purchase 700,000 shares of the Company’s Common Stock to Eric K. Steen, the Company’s Chief Executive Officer, pursuant to the terms of an Inducement Stock Option Agreement effective April 1, 2013 pursuant to which (i) 300,000 options have an exercise price of $1.75 and 400,000 options have an exercise price of $2.75, (ii) all of Mr. Steen’s options vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining options vesting pro rata monthly in the thirty-six months thereafter, (iii) the options will expire on the tenth anniversary of their grant date, and (iv) in the event Mr. Steen is involuntarily terminated by the Company without cause, the vesting of the options that would have otherwise vested in the twelve months following the date of termination will accelerate and become exercisable. The vesting of Mr. Steen’s options may be accelerated by the Compensation Committee, in its sole discretion. Further, as described in the Company’s Current Report on Form 8-K filed on May 2, 2013, the Company issued inducement stock options to purchase 100,000 shares of the Company’s Common Stock to Michael McReynolds, the Company’s Chief Information Officer, pursuant to the terms of an Employment Agreement effective April 29, 2013 pursuant to which (i) the options have an exercise price of $1.75 per share, (ii) vest one-third on each of the next three (3) anniversaries of the grant date, provided that Mr. McReynolds is employed by the Company on each of these dates, (iii) the options will expire on the seventh anniversary of their grant date, and (iv) in the event that Mr. McReynolds is involuntarily terminated (x) by the Company without cause within six months of a change in control of the Company, his options will immediately accelerate and become exercisable, and (y) otherwise by the Company without cause, his options will vest pro rata based on the length of his service in the year of the termination of his employment.
(4)	As of December 31, 2014, (i) 2,181,003 shares of Common Stock were issuable upon the exercise of outstanding options, including 256,003 shares of Common Stock issuable upon the vesting of the Restricted Stock Awards and 1,925,000 shares of Common Stock issuable upon the exercise of stock option awards; (ii) the weighted average exercise price of outstanding options was $2.35; and (iii) 1,285,000 shares of Common Stock remain available for future issuance under equity compensation plans (excluding securities reflected in (i), above).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 31, 2015, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s current executive officers and directors; and

•	all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Steven Tannenbaum/Greenwood Investments, Inc. (1)	2,226,219	9.9%
Meridian OHC Partners, LP (2)	2,133,697	9.5%
Global Undervalued Securities Master Fund, L.P. (3)	2,120,000	9.5%
Sansone Advisors, LLC (4)	1,185,000	5.3%
AWM Investment Company, Inc. (5)	1,383,313	6.2%
Ryan Morris (6)	595,626	2.7%
Eric Steen (6) (7)	497,870	2.2%
Wayne Yetter (6)	435,350	1.9%
Jan Skonieczny (7)	200,406	*
David Dreyer (6)	177,497	*
Joseph Whitters (6)	168,003	*
Michael McReynolds (7)	68,333	*
Gregg Lehman (6)	50,000	*
Jonathan Foster (7)	32,778	*
Sean Schembri (7)	29,444	*
All directors and officers as a group (10 individuals)	2,255,307	10.1%

*	Less than 1%
**	Based on 22,308,761 shares of Common Stock outstanding as of March 31, 2015. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2015, as well as shares of restricted stock which vest within 60 days of March 31, 2015 are deemed outstanding in addition to the 22,308,761 shares of Common Stock outstanding as of March 31, 2015 for purposes of computing the percentage ownership of the person holding the options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)	Based solely on a review of Schedule 13G filed on February 13, 2015 by Steven Tannenbaum, Greenwood Capital Limited Partnership (“Greenwood Capital”), Greenwood Investments, Inc., (“Greenwood Investments”), MGPLA, LP and ST Partners LLC (“ST”). Greenwood Capital, ST and MGPLA each beneficially own 1,538,650, 31,676 and 655,983 shares of Common Stock, respectively. Each of Greenwood Capital, ST and MGPLA has the power to vote and dispose of the shares of Common Stock beneficially owned by it. Greenwood Investments, as the general partner of both Greenwood Capital and MGPLA, may be deemed to beneficially own 2,194,543 shares of Common Stock beneficially owned by Greenwood Capital and MGPLA. Mr. Tannenbaum, as the president of Greenwood Investments, has the power to vote and dispose of the 2,226,219 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital, MGPLA and ST is 200 Clarendon Street, 25th Floor, Boston, Massachusetts 02116.
(2)

Based solely on a review of Schedule 13G filed on February 6, 2015 by Meridian OHC Partners, LP. (“Meridian”), Meridian TSV II, LP (“Meridian TSV”), TSV Investment Partners, LLC (“TSV”), BlueLine Capital Partners II, LP (“Blue Line Capital”) and Blue Line Partners, LLC (“Blue Line”).Meridian has

shared voting and dispositive power over 2,049,819 shares; Meridian TSV has shared voting and dispositive power over 11,028 shares; TSV has shared voting and dispositive power over 2,060,857 shares; Blue Line Capital has shared voting and dispositive power over 72,850 shares; and Blue Line has shared voting and dispositive power over 72,850 shares. The aggregate number of shares held by these entities is 2,133,697. The business address of Meridian is 425 Weed Street, New Canaan, CT 06840.
(3)	Based solely on a review of Amendment No. 3 to Schedule 13G filed on February 12, 2015 by Global Undervalued Securities Master Fund, L.P. (“Master Fund”), Kleinheinz Capital Partners, Inc. (“Kleinheinz”), and John Kleinheinz. The Master Fund, Kleinheinz and Mr. Kleinheinz each have shared voting and dispositive power over 2,120,000 shares. The business address of the Master Fund, Kleinheinz and Mr. Kleinheinz is 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102.
(4)

Based solely on a review of Schedule 13G filed on January 22, 2015 by Sansone Advisors, LLC, Sansone Capital Management, LLC and Christopher Sansone, which each have shared voting and dispositive power over 1,185,000 shares. The address for each party is 6 East 43rd St., 23rd Floor, New York, NY 10017.

(5)	Based solely on a review of Schedule 13G filed on February 4, 2015 by AWM Investment Company, Inc., which has sole voting and dispositive power over 1,173,102 shares. The business address for AWM Investment Company, Inc. is 527 Madison Avenue, Suite 2600, New York, NY 10022.
(6)	Director. Business address is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071. Share totals include options that are exercisable within 60 days of March 31, 2015.
(7)	Executive Officer. Business address is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071. Share totals include (i) options that are exercisable, and (ii) for Ms. Skonieczny shares of restricted stock that vest, within 60 days of March 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and “related parties” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company’s best interests.

Related Party Transactions

The Company does not have any related party transactions as of the date of this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2014. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm BDO USA, LLP (the “Auditor”) for the fiscal year ended December 31, 2014. The Audit Committee reviewed and discussed with the Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited financial statements and the adequacy of the Company’s internal controls with the Auditor and with management. The Audit Committee met with the Auditor, without management present, to discuss the results of the Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the Auditor, as well as discussed with the Auditor the matters required to be discussed by Statements on Auditing Standards No. 16, as amended. The Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed Auditors’ independence with the Auditor and management. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 3, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Meeting, to ratify the appointment of BDO USA, LLP, as its independent registered public accounting firm.

Joseph Whitters, Chairman
David Dreyer
Gregg Lehman

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and December 31, 2013 by BDO USA, LLP (“BDO”), the Company’s current independent registered public accounting firm.

Audit Fees

There were $506,966 and $418,233 in audit fees billed by BDO USA, LLP for the fiscal years ended December 31, 2014 and 2013. These fees were for professional services rendered for audits of annual consolidated financial statements for the years ended December 31, 2014 and 2013 and for reviews of the Company’s quarterly reports on Form 10-Q, Proxy Statement and Form S-8 filing.

Audit Related Fees

There were $34,000 in 401(k) audit related fees and $31,850 for other consultations on accounting matters billed by BDO for fiscal year ended December 31, 2014 and no amounts for the fiscal year ended December 31, 2013.

Tax Fees

BDO billed $60,931 for tax fees for the fiscal year ended December 31, 2014 and had no billings for tax fees for the fiscal year ended December 31, 2013. Tax fees billed were for professional services rendered in connection with tax compliance, tax advice and tax planning.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2014 and 2013 were for audit services, audit related services, tax services and due diligence services, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms prepared by it or received by it with respect to the fiscal year ended December 31, 2014, all reports were filed on a timely basis, except for the following: (i) Form 4’s filed on behalf of Ryan Morris on March 5, 2014 and October 23, 2014, (ii) a Form 4 filed on behalf of Eric K. Steen on August 14, 2014, (iii) a Form 4 filed on behalf of Joseph Whitters on April 9, 2014, and (iv) a Form 4/A filed on behalf of Wayne Yetter on May 16, 2014.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2016 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no later than December 11, 2015.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than 90 days (February 13, 2016) and no later than 60 days (March 14, 2016) prior to the anniversary of the 2015 Annual Meeting of Stockholders.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845; or by telephone at 1-800-851-9677. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845; or by telephone at 1-800-851-9677, or, in the case of stockholders holding their stock though a broker or bank, by contacting such broker or bank.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K and Code of Business Conduct and Ethics Policy is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this Proxy Statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding printed proxy materials by mail to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

BY ORDER OF THE BOARD OF DIRECTORS

Sean W. Schembri
Corporate Secretary
InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1. Election of Directors:	01 - David Dreyer 04 - Joseph Whitters	02 - Ryan Morris 05 - Wayne Yetter	03 - Eric Steen 06 - Gregg Lehman	+

☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
	FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	Advisory vote regarding executive compensation	☐	☐	☐

		For	Against	Abstain
3.	Ratification of the appointment of BDO USA, LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2015	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
021VTC

The Proxy Statement and 2014 Annual Report are available at:

http://www.InfuSystem.com

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — INFUSYSTEM HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

WEDNESDAY, MAY 13, 2015

The undersigned hereby appoints Eric K. Steen, Jonathan P. Foster and Sean W. Schembri and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Wednesday, May 13, 2015 at 9:00 a.m. (Eastern Time) at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR THE ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION, AND (III) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Please sign, date and return promptly in the enclosed envelope.

(Continued and to be marked, dated and signed, on the other side)

InfuSystem Holdings, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on the day prior to the shareholder meeting.

Vote by Internet
•	Go to www.investorvote.com/INFU
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1. Election of Directors:	01 - David Dreyer 04 - Joseph Whitters	02 - Ryan Morris 05 - Wayne Yetter	03 - Eric Steen 06 - Gregg Lehman	+

☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
	FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain

2.	Advisory vote regarding executive compensation	☐	☐	☐

		For	Against	Abstain

3.	Ratification of the appointment of BDO USA, LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2015	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
021VSC

The Proxy Statement and 2014 Annual Report are available at:

http://www.InfuSystem.com

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — INFUSYSTEM HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

WEDNESDAY, MAY 13, 2015

The undersigned hereby appoints Eric K. Steen, Jonathan P. Foster and Sean W. Schembri and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Wednesday, May 13, 2015 at 9:00 a.m. (Eastern Time) at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR THE ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION, AND (III) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Please sign, date and return promptly in the enclosed envelope.

(Continued and to be marked, dated and signed, on the other side)